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Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. 1350,
as Adopted Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of Willdan Group, Inc. (the "Company") for the annual period ended December 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Thomas D. Brisbin, as President and Chief Executive Officer of the Company, and Kimberly D. Gant, as Chief Financial Officer and Senior Vice President of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ THOMAS D. BRISBIN Thomas D. Brisbin President and Chief Executive Officer March 29, 2012
By:	/s/ KIMBERLY D. GANT Kimberly D. Gant Chief Financial Officer, Senior Vice President and Treasurer March 29, 2012

        This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1